EXHIBIT 32.2

SECTION 906 CERTIFICATION

In connection with the accompanying Quarterly Report on Form 10-Q of Loop Industries, Inc. for the quarter ended November 30, 2025, the undersigned, Mike De Notaris, Interim Chief Financial Officer of Loop Industries, Inc., does hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	such Quarterly Report on Form 10-Q for the quarter ended November 30, 2025, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)

the information contained in such Quarterly Report on Form 10-Q for the quarter ended November 30, 2025, fairly presents, in all material respects, the financial condition and results of operations of Loop Industries, Inc.

Date: January 14, 2026	/s/ Mike De Notaris
Mike De Notaris
Interim Chief Financial Officer
(principal financial officer and principal accounting officer)